Exhibit 99.2

EDGEN/MURRAY, L.P. AND ITS SUBSIDIARIES,

A JEFFERIES CAPITAL PARTNERS PORTFOLIO COMPANY,

ANNOUNCES

RECAPITALIZATION AND REFINANCING OF DEBT

Baton Rouge, LA., and Edinburgh, Scotland – April 11, 2007 (Business Wire) – Edgen/Murray, L.P. (“Edgen Murray” or the “Company”) announced today the proposed recapitalization of the Company and refinancing of certain Company debt. The transactions, which are subject to entry into definitive documentation and customary closing conditions, are expected to close later this month.

On April 10, 2007, Edgen Murray II, L.P., a new holding company formed by Jefferies Capital Partners IV, L.P. and its general partner to recapitalize and refinance the Company, entered into a commitment letter with Lehman Brothers and Jefferies Finance LLC to provide $500 million in debt financing. A portion of the net cash proceeds from the financing is expected to be used to retire the long-term debt of the Company’s subsidiaries, including all $136 million of Edgen Murray Corporation’s 9 7/8% Senior Secured Notes due 2011, all $130 million of Pipe Acquisition Finance Limited’s Senior Secured Floating Rate Notes due 2010 and any amounts outstanding under the senior credit facilities of the Company’s subsidiaries.

Jefferies Capital Partners IV, L.P., other funds managed by Jefferies Capital Partners, other institutional co-investors, and Edgen Murray management, through subsidiaries of Edgen Murray II, L.P., are expected to purchase the Company’s subsidiaries from its existing partners, using cash from a portion of the refinancing proceeds and equity financing proceeds. The remainder of the net cash proceeds are expected to be used for general corporate purposes.

About Edgen Murray

Edgen Murray is a global distributor of high performance carbon and alloy steel products for use primarily in specialized applications in the energy infrastructure market, including the oil and gas, processing and power generation industries. The products Edgen Murray distributes are highly engineered prime carbon or alloy steel pipe, pipe components and high grade structural sections and plates, which are designed to withstand the effects of corrosive or abrasive material and possess performance characteristics required in extreme operating conditions, including high pressure and high/low temperature environments. Edgen Murray currently serves customers in more than 50 countries worldwide through 23 locations internationally, including 15 in the United States, two in Canada, three in Europe/West Africa, two in Asia/Pacific, and one in the Middle East.

Additional information may be obtained from Edgen Murray’s website at www.edgenmurray.com.

About Jefferies Capital Partners

Jefferies Capital Partners is a New York-based private equity investment firm with over US $1.0 billion in equity commitments under management. Since 1994, the professionals of Jefferies Capital Partners have invested in over 45 companies in industries where Jefferies Capital Partners has expertise. Jefferies Capital Partners invests in management buyouts, recapitalizations, industry consolidations and growth capital. Additional information may be obtained from Jefferies Capital Partners’ website at www.jefcap.com.

Forward-Looking Statements: This press release contains forward-looking statements. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include that the transactions are subject to the entry into definitive documentation and a number of conditions and approvals. Other important factors are discussed under the captions “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.